SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-LCS INDUSTRIES INC

          GABELLI FUNDS, INC.
               THE GABELLI ABC FUND
                                 1/07/99           10,000            17.2500
                                 1/07/99           13,400            17.2700
                                 1/07/99           26,600            17.2800



























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.